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                                                                     EXHIBIT 5.1



                                January 8, 1999

Scott Technologies, Inc.
5875 Landerbrook Drive, Suite 250
Mayfield Heights, Ohio 44124

         We are familiar with the proceedings taken by Scott Technologies, Inc., a Delaware corporation (the "Company"), with respect to the 1,500,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company to be offered and sold from time to time pursuant to the Company's Key Employees' Stock Option Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to register the Common Stock.

         As counsel, we have examined the Restated Certificate of Incorporation of the Company, the By-laws of the Company, records of the proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination, inquiries and a certificate executed by an authorized officer of the Company regarding certain factual matters, we are of the opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

         This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

         This opinion is limited to the General Corporation Laws of the State of Delaware, and we express no view as to the effect of any other law on the opinion set forth herein.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Respectfully submitted,


                                             CALFEE, HALTER & GRISWOLD LLP